UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Snail, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41556	88-4146991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12049 Jefferson Blvd

Culver City, CA 90230

(Address of principal executive offices) (Zip Code)

+1 (310) 988-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SNAL	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 26, 2026, Snail, Inc., a Delaware corporation, (the “Company”) received a deficiency letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirement to maintain a minimum of $500,000 in net income from continuing operations in the most recently completed fiscal year, or two of the last three fiscal years (the “Net Income Requirement”). In the Company’s Annual Reports on Form 10-K for the year ended December 31, 2023, 2024, and 2025, the Company reported net income from continuing operations in 2024 and net loss from continuing operations in 2025 and 2023. Additionally, the Company did not meet either of the alternative Nasdaq continued listing standards under the Nasdaq Listing Rules, which include (i) a market value of listed securities of at least $35 million or (ii) a minimum stockholders’ equity requirement of at least $2,500,000 (collectively with the Net Income Requirement, the “Nasdaq Requirements”).

In accordance with Nasdaq rules, the Company has 45 calendar days, or until May 11, 2026, to submit a plan to the Staff to regain compliance (the “Compliance Plan”) with the Nasdaq Requirements. If the Compliance Plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Letter for the Company to evidence compliance.

The Letter has no immediate effect on the listing of the Company’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and the Class A Common Stock continues to trade on The Nasdaq Capital Market, subject to the Company’s compliance with the other continued listing requirements.

The Company intends to submit the Compliance Plan to the Staff on or before May 11, 2026, and is considering available options to regain compliance with the Nasdaq Requirements, which includes, but is not limited to, potential equity and/or debt financing arrangements or similar transactions. However, there is no assurance that the Company will be successful in developing the Compliance Plan, that the Compliance Plan will be accepted by Nasdaq, or even if it is accepted, that the Company will ultimately be able to regain compliance with the Nasdaq Requirements within the allotted extension period, which may be less than 180 calendar days.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward looking statements. Forward-looking statements include, but are not limited to: (i) statements concerning the Company’s intent to submit the Compliance Plan to the Staff on or before May 11, 2026; and (ii) the Company’s plans to consider available options to regain compliance with the Nasdaq Requirements, such as potential equity and/or debt financing arrangements or similar transactions. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) the Company’s ability to successfully develop the Compliance Plan and submit to Nasdaq in a timely manner; and Nasdaq’s acceptance of the Compliance Plan, or even if the Compliance Plan is accepted, that the Company will ultimately be able to regain compliance with the Nasdaq Requirements within the allotted extension period, which may be less than 180 calendar days; and (ii) the Company’s ability to regain compliance with the Nasdaq Requirements, including the Company’s ability to obtain additional equity and/or debt financing or similar transactions, or otherwise maintain compliance with any other continued listing requirement of The Nasdaq Capital Market. Additional information regarding risks and uncertainties associated with the Company’s business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as in its subsequent filings with the SEC. These forward-looking statements are based on information as of the date hereof, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAIL, INC.

Date: March 31, 2026	By:	/s/ Hai Shi
	Name:	Hai Shi
	Title:	Founder, Chief Executive Officer, Chief Strategy Officer and Chairman of the Board of Directors